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                                                                 EXHIBIT 10.7









                              PURCHASE AGREEMENT

                                       AND

                               AGREEMENT OF LEASE

                                     BETWEEN

                             DELTA INVESTORS I, LLC,

                             DELTA INVESTORS II, LLC

                                       AND

                  SUBSIDIARIES OF REGENCY HEALTH SERVICES, INC.

                              As of OCTOBER 7, 1997





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                    PURCHASE AGREEMENT AND AGREEMENT OF LEASE
         This Purchase Agreement and Agreement of Lease ("Agreement") is entered into as of October 7, 1997 by and between DELTA INVESTORS I, LLC, a Maryland limited liability company ("Delta I"), DELTA INVESTORS II, LLC, a Maryland limited liability company ("Delta II") (the "Purchasers") and each of the entities identified, and whose capacity as a "Seller" or "Lessee" or both a "Seller" and a "Lessee" is set forth, on the signature page hereto.

                                    RECITALS

         A. Capitalized terms used but not otherwise defined herein have the respective meanings given them in Article I, below.
         B. Sellers are corporations that are wholly owned by Regency Health Services, Inc. ("Regency").
         C. Each Seller is the owner or lessee of certain Real Property, Personal Property and Related Rights (collectively, as to each Seller, the "Seller's Assets") which it has agreed to sell either to Delta I or Delta II and which either Delta I and Delta II has agreed to simultaneously lease back to such Seller or an Affiliate thereof pursuant to a Facility Lease. The Seller's Assets to be purchased and leased back by Delta I are listed on Exhibit A-1 attached hereto; the Seller's Assets to be purchased and leased back by Delta II are listed on Exhibit A-2 attached hereto.
         B. Immediately after the consummation of the transactions hereinafter set forth, Sun Healthcare Group, Inc. ("Sun") will be acquiring all of the issued and outstanding stock of Regency, and as a condition precedent to Delta I and Delta II entering into this transaction, Sun has agreed to


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guaranty the obligations and undertakings of the Sellers herein and in the other
Transaction Documents and the payment of all amounts due and the performance of all obligations of the Sellers and Affiliates of Sellers under the Facility Leases to which they are parties.
         C. As a condition precedent to the obligations of the Sellers and Sun hereunder and in the other Transaction Documents, Omega Healthcare Investors, Inc. ("Omega"), as the sole Member of Delta I and Delta II, has agreed to guaranty the obligations of Delta I and Delta II hereunder and in the other Transaction Documents to which Delta I or Delta II is a party and will execute this Agreement for the purpose of setting forth such guaranty.
         D. The parties hereto desire to create a definitive Purchase Agreement, reducing to writing the terms which have been the subject of the negotiations among them.
                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
                                    ARTICLE I

                                   DEFINITIONS
         As used in this Agreement, the following capitalized terms have the respective meaning set forth after them.
         Appraisal - An MAI appraisal obtained by Delta I or Delta II. Assignment - A form of assignment of leasehold interest meeting the requirements of Section 2.8.
         Bill of Sale - A Bill of Sale in the form described in Section 2.5 Closing - The consummation of the transactions contemplated by this Agreement.


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         Closing Date - October 7, 1997, or such other time and date as shall be agreed upon by the parties for the acquisition and leasing of a Seller's Assets pursuant to this Agreement.
         Contamination - The presence, release or threatened release in violation of any Environmental Law of any Hazardous Substance , including but not limited to the existence of any injury or potential injury to public health, safety, natural resources or the environment associated therewith, or any other environmental condition at, in, about, under or migrating from or to the Real Property.
         Deed - A deed meeting the requirements of Section 2.8.
         Environmental Assessment - A Phase I Environmental Report with respect to the Real Property included in a Seller's Assets.
         Environmental Law - All federal, state and local laws (including, without limitation, common law), statutes, codes, ordinances, regulations, rules, orders, permits or decrees relating to the introduction, emission, discharge or release of Hazardous Substances into the indoor or outdoor environment (including without limitation air, surface, water, groundwater, land or soil) or otherwise related to the manufacture, processing, distribution, use, treatment, storage, transportation or disposal of Hazardous Substances, or to the investigation, removal, restoration, remediation and/or elimination of, or other response to, Contamination.
         Escrow Agent - Chicago Title Insurance Company.
         Escrow Instructions - Written Escrow Instructions to the Escrow Agent from the Purchasers and the Sellers in the form of Exhibit "B" attached hereto.
         Facility - The licensed nursing home or other health care facility being operated on Real Property covered by this Purchase Agreement, including such Real Property and associated Personal Property and Related Rights.



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         Facility Lease - A lease of Real Property, Personal Property and
Related Rights, substantially in the designated form for the Facility that is attached hereto as one of Exhibits "C-1" through "C- 4".
         Financial Statement - For a fiscal year or other accounting period, a statement of earnings and retained earnings and of changes in financial position and profits and loss for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP and reported on by a "Big Six" accounting firm or other qualified certified public accounting firm acceptable to Omega.
         GAAP - Generally accepted accounting principles.
         Government Authorizations - As defined in Section 3.17(ii).
         Guarantor - Sun.
         Guaranty - The Amended and Restated Guaranty, dated as of October 7, 1997, between Sun and Omega.
         Hazardous Substances - Any and all dangerous, toxic or hazardous material, substance, pollutant, contaminant, chemical, or waste (including medical waste), including petroleum products, asbestos and PCBs, defined, listed or described as such under any Environmental Law.
         Lessee - A party identified as a lessee on the signature page hereof. Letter of Credit Agreement - The Amended and Restated Letter of Credit
Agreement dated as of October 7, 1997 between Omega and Sun.
         Permitted Encumbrances - With respect to the Seller's Assets owned by a Seller, the title exceptions and other matters set forth under its name on attached Exhibit "D".



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         Permitted Exceptions - With respect to the Seller's Assets owned by a
Seller, the liens and encumbrances, including equipment leases, affecting the Personal Property as of the Closing Date, listed by Facility on attached Exhibit "E".
         Personal Property - All personal property, including without limitation, furniture, equipment, rugs, carpeting, drapes and linens, owned or leased by a Seller and located in and upon such Seller's Real Property, or used in connection with the operation of such Seller's Facility, and the Certificate of Need with respect to such Facility, if and to the extent in existence as of the date hereof and transferable by such Seller.
         Purchaser - Delta I, with respect to each Facility listed on Exhibit A-1, and Delta II, with respect to each Facility listed on Exhibit A-2.
         Real Property - All of a Seller's right, title and interest in and to the real property owned by it, the legal description of which is set forth under its name in the applicable Exhibit "A1" or "A2" attached hereto, including the buildings, structures, landscaping, paving, fencing, Fixtures (as defined in the Standard Terms and Conditions) and Improvements (as defined in the Standard Terms and Conditions) thereon.
         Related Rights - As defined in the Standard Terms and Conditions. Security Agreements - The two Security Agreements between the
Purchasers, as secured parties, and the Lessees, as debtors, granting security interests in any and all Personal Property of such Lessees that for any reason was not leased to Lessees on the Closing Date, or thereafter during the term of the Facility Leases is acquired by such Lessees but is not Lessor's Personal Property (as defined in the Standard Terms and Conditions), as herein required.




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         Seller's Assets - The Real Property, Personal Property and Related
Rights owned or being leased by a Seller .
         Standard Terms and Conditions: The Standard Terms and Conditions attached hereto as Exhibit "F", which are to be incorporated in each Facility Lease by reference.
         State - the State in which a Seller's Assets are located. Surrounding Area - The area within a one half mile radius of a Facility. Survey - A current Real Property survey meeting the requirements of
         Section 3.16 and delivered in connection with the issuance of the Title Policy. Title Commitment - The commitment of the Title Company to issue the Title Policy. Title Company - Chicago Title Insurance Company. Title Policy - The standard form of ALTA extended coverage owner's (or, with respect to the assignment of a leasehold interest, lessee's) policy of title insurance in use on the Closing Date in the State in which a Facility is located, with the survey and other standard exceptions deleted, subject only to Permitted Encumbrances, and with such endorsements as may be required by Delta I or Delta II if and to the extent available in the State.

         Transaction Documents - This Agreement, each Facility Lease, each Security Agreement, the Guaranty, the Letter of Credit Agreement, each Bill of Sale, each Deed, and each and every other document, instrument, certificate and financing statement required by the foregoing documents.




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                                   ARTICLE II
                           TERMS OF THE SALE AND LEASE
         Section 2. 1. Agreement to Sell and Acquire. On the Closing Date, each Seller listed on Exhibit A-1 shall sell, warrant and convey the Seller's Assets owned by it to Delta I and Delta I shall purchase the same from each such Seller, and each Seller listed on Exhibit A-2 shall sell, warrant and convey the Seller's Assets owned by it to Delta II and Delta II shall purchase the same from each such Seller, provided, however, that if a Seller's Assets consist of or include a leasehold interest therein such leasehold interest shall be assigned to the applicable Purchaser as hereinafter provided.
         Section 2.2. Purchase Price. The Purchasers will purchase all of the Sellers Assets for a total purchase price of Ninety Million Three Hundred Twenty Two Thousand Dollars ($90,322,000.00) (the "Purchase Price"), which shall be allocated among the Sellers and Purchasers as set forth on Exhibit "G" attached hereto. The Purchase Price, adjusted as set forth in this Agreement, shall be paid in immediately available funds (wire transfer or other form acceptable to Omega) at the Closing.
         Section 2.3. Escrow. The Closing of the transactions contemplated by this Agreement and the Transaction Documents shall occur through an escrow with the Escrow Agent. Each Purchaser and Seller shall execute and deliver this Agreement and the other Transaction Documents to which it is a party into escrow with the Escrow Agent, along with the Escrow Instructions. The Purchase Price shall be deposited by the Purchasers into escrow with the Escrow Agent in immediately available funds for disbursement in accordance with the Escrow Instructions. The Closing shall be deemed completed when the Escrow Agent disburses the entire Purchase Price (excluding any agreed-upon holdbacks) pursuant to the Escrow Instructions and this Agreement.




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         Section 2.4. Adjoining Streets. The conveyance to Omega of the Real
Property shall include all right, title and interest, if any, of the Seller thereof in and to any land lying in the bed of any street opened or proposed in front of or adjoining the Real Property owned by such Seller to the centerline thereof, and the Seller thereof shall execute or obtain and deliver to Omega, on the Closing Date or thereafter, on demand, all proper instruments for the conveyance of such title.
         Section 2.5. Bill of Sale. Each Seller shall convey to Omega the Personal Property owned by it pursuant to a Bill of Sale, which shall be in the form attached hereto as Exhibit "H", free and clear of any and all encumbrances of any nature whatsoever (except the Permitted Exceptions), and shall include an assignment of all of the right, title and interest of the Seller thereof, if any, in all warranties, guarantees and sureties relating to the Real Property or Personal Property as may be provided in the Bill of Sale.
         Section 2.6. Permitted Encumbrances. Each Seller shall convey the Real Property or assign the leasehold interest owned by it to the Purchaser thereof subject only to the Permitted Encumbrances applicable to such Real Property.
         Section 2.7. No Violations. Each Seller shall convey its Seller's Assets, or assign its leasehold interest, to the Purchaser thereof free of all known material violations of applicable law or municipal ordinances or of any material rule or regulation of any federal, state or local government agency or authority having jurisdiction over such Seller's Assets or use thereof for the business presently conducted by the Seller thereof, except as disclosed in Exhibit "I" attached hereto.
         Section 2.8. Deed; Assignment. Each Seller holding a fee interest in Real Property shall convey to the Purchaser thereof good marketable title in fee simple by a deed in a conventional form used in the State in which such Real Property is located, and each Seller whose interest in Real Property is a leasehold shall assign all its right, title and interest in such Real




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Property to the Purchaser thereof, in each case subject only to
Permitted Encumbrances, and each such instrument shall be duly executed and acknowledged and delivered to the applicable Purchaser in recordable form.

         Section 2.9. No Prorations. Each Seller shall be obligated for all Real Property and Personal Property taxes, assessments, water charges, sewer rents, utilities or for premiums on existing insurance policies or any other items relating to its Seller's Assets; it being understood by the parties that each Seller is responsible for such expenses prior to Closing, and after Closing each Lessee shall be obligated to pay the same under the terms of the Facility Lease applicable to such Seller's Assets.
         Section 2.10. Expenses. All costs and expenses of conveying all of the Seller's Assets covered by this Agreement to the Purchasers as contemplated by this Agreement and the Transaction Documents, including without limitation the following costs and expenses, shall be paid for by the Sellers thereof:
       (i) all taxes, including, without limitation, any transfer taxes, documentary stamp taxes, and sales and similar taxes, applicable to the sale of any or all of the Seller's Assets to the Purchasers and the simultaneous lease-back thereof by the Purchasers to the Lessees, together with interest and penalties, if any, thereon;
      (ii) all recording costs, fees and charges and all escrow fees; (iii) all legal and accounting fees and disbursements for or to the attorneys and accountants for Sellers;
      (iv) all costs relating to the Title Commitments and Title Policies;
       (v) all costs relating to the Surveys;




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      (vi) all costs relating to the Appraisals;
     (vii) all costs relating to the Environmental Assessments and to any remediation required thereby;
    (viii) all legal fees of legal counsel to the Purchasers and reasonable disbursements for costs incurred by such counsel;
      (ix) the Purchasers' physical inspection costs, including travel and out-of-pocket expenses and a site inspection fee, not to exceed $1,000.00 in the aggregate, per Facility;
       (x) any prepayment premium, fees or charges, recording fees or charges, legal fees, reconveyance or release fees or charges, and other costs associated with the discharge and payment of any debt against the Seller's Assets, other than any such debt incurred by the Purchasers; and
      (xi) Omega's commitment fee of Six Hundred Sixty Three Thousand One Hundred Eighty Dollars ($663,180), the receipt of Fifty Thousand Dollars ($50,000.00) of which is acknowledged by Omega.
         Section 2.11. Facility Lease and Transaction Documents. At the Closing,
(a) each Lessee shall enter into a Facility Lease of the Seller's Assets which are to be leased by such Lessee with the Purchaser thereof and (b) the Purchasers, Sellers and Lessees shall execute the other Transaction Documents to which they are parties.
         Section 2.12. Guaranty. At the Closing, Sun shall execute and deliver the Guaranty.
         Section 2.13.No Severance; Default. It is a condition precedent to any liability of any Seller, Lessee or Purchaser under this Agreement that Sun, Omega, each Seller, each Lessee and




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each Purchaser execute the Transaction Documents to which they are a party. A material default by any Seller or Lessee hereunder shall constitute a material default hereunder by all Sellers and Lessees and a material default hereunder by one Purchaser shall constitute a material default hereunder by both Purchasers. In the event of a material default by any party, the non-defaulting party shall have the right, but shall not be required, to terminate this Agreement (which shall have the effect of terminating all Transaction Documents) and seek against the defaulting party or any guarantor of its obligations hereunder such remedies as may be provided by this Agreement and the Transaction Documents. If the non-defaulting party does not terminate this Agreement, it shall continue in full force and effect.
         Section 2.14. Other Documents. Sellers, Lessees and Purchasers agree that they will execute and deliver all other documents, and take all actions, as any party may reasonably request in order to effectuate the purpose and carry out the terms of this Agreement and the Transaction Documents.

                                   ARTICLE III
                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS
         The obligations of the Purchasers are subject to the following conditions. If any condition is not fulfilled or waived on the Closing Date to the satisfaction of the Purchasers, the Purchasers will, at their option, but without waiving any rights, be relieved of all obligations under this Agreement and the other Transaction Documents.
         Section 3.1. Compliance. Sellers and Lessees must comply in all material respects with all provisions of this Agreement and the other Transaction Documents.



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         Section 3.2. Conveyance. Each Seller shall convey to the Purchaser thereof good and marketable fee simple title to, or shall assign to the Purchaser thereof its leasehold interest in, the Real Property and Related Rights owned by it, free and clear of all liens and encumbrances except the Permitted Encumbrances.
         Section 3.3. Documents. This Agreement, together with the applicable Deed, Assignment, Bill of Sale, Facility Lease, other Transaction Documents, and all other documents to be executed by a Seller or a Lessee must be duly authorized, validly executed and delivered by all such Sellers and Lessees.
         Section 3.4. Recordation. Sellers must have (a) made arrangements for the Assignments, Deeds and Short Form Memoranda of Facility Lease to be duly recorded or filed for recordation in the manner required by the laws of the States in which the Facilities are located, and (b) paid, or arranged to be paid, all costs and fees to be paid by Sellers pursuant to this Agreement, and such arrangements must be satisfactory to the Purchasers and their counsel.
         Section 3.5. Title Commitment. A "Pro-Forma" Title Policy with respect to each Facility, issued by the Title Company, must be delivered to the Purchaser thereof, dated as of the Closing Date, in current form. The Pro-Forma Title Policy shall provide that the Title Policy, when issued, shall:

         (a) insure, as part of the Real Property, any easements required for ingress and egress or otherwise required for operation of the Real Property;
         (b) not take exception to parties in possession except patients receiving health care services pursuant to written admission agreements;




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         (c) be in the amount requested by Purchasers, provided the aggregate amount of all Title Policies does not exceed the Purchase Price; and
         (d) include such endorsements as the Purchaser of the Facility shall reasonably require and are available in the State.
         The Pro-Forma Title Policy shall be accompanied by copies of all documents affecting the Real Property as disclosed thereby. Title to (or, as the case may be, the Purchaser's leasehold interest in) to the Real Property shall be insured subject only to the Permitted Encumbrances. On or prior to the Closing Date, Sellers shall remove any encumbrances other than Permitted Encumbrances.
         Section 3.6. Facility Lease. Each Lessee must have delivered to the Escrow Agent a duly executed Facility Lease and Short Form Memorandum of Lease (together with the other documents or instruments required under the Facility Lease).
         Section 3.7. Insurance. Certificates of insurance must be delivered to the applicable Purchaser fulfilling the insurance requirements set forth in the Facility Lease.
         Section 3.8. Improvements. Each Lessee must accept the Real Property leased to it for all purposes under the Facility Lease, and there must be no material damage to the buildings and improvements thereon. No condemnation or eminent domain proceedings may be pending with respect to the Real Property.
         Section 3.9. Representations. The representations and warranties made by the Sellers in this Agreement and in the other Transaction Documents to which any Seller or Lessee is a party and in any certificates delivered by any Seller must be true and correct in all material aspects on and as of the Closing Date as if they had been made on the Closing Date.




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         Section 3.10. Authority. All corporate proceedings of Sellers and
Lessees in connection with the transactions contemplated herein and all documents and certificates incident thereto must be satisfactory in form and substance to Purchasers and their counsel. Purchasers must have received such other documents and certificates incident to the transaction as Purchasers or their counsel may reasonably request.
         Section 3.11. Opinion. An opinion of counsel for Sellers and Lessees must be delivered to Purchasers dated as of the Closing Date in the form attached hereto as Exhibit "J".
         Section 3.12. Health Care Law Opinion.  Intentionally omitted.
         Section 3.13. Financial Statements. Purchasers must have received Financial Statements reasonably satisfactory to Purchasers.
         Section 3.14. Bill of Sale. Each Seller must deliver a Bill of Sale to the Purchaser of such Seller's Assets, together with any other documents reasonably required to perfect such Purchaser's ownership interest in the Personal Property. The Personal Property shall be free and clear of all liens and encumbrances, other than the Permitted Exceptions. Purchasers shall obtain, at Sellers' expense, UCC searches in each State and in each county where a Facility is located and in the state in which each Seller has its principal place of business, verifying that the Personal Property is free and clear of all liens and encumbrances other than Permitted Exceptions.
         Section 3.15. Financing Statements. Financing Statements executed pursuant to the provisions of the Security Agreements must be duly filed in each governmental office in which filing is necessary to perfect the security interests granted to the Purchasers pursuant to the Security Agreements and with the New Mexico Secretary of State.




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         Section 3.16. Survey. Sellers shall deliver to Purchasers final,
"as-built," surveys of all of the Real Property, showing the Real Property in reasonable detail, with all encroachments, setbacks, utilities, and easements shown, including a Surveyor's Certificate in favor of the applicable Purchaser and the Title Company dated after the date hereof and in form acceptable to Purchasers. If the legal description of any of the Real Property on the Survey differs from the legal description contained in the applicable Exhibit hereto, the legal description set forth on the Survey (subject to the applicable Purchaser's review and approval) will be used on all Transaction Documents.
         Section 3.17. Verification. Each Seller must deliver to the Purchaser of such Seller's Facility evidence, satisfactory to such Purchaser in its sole discretion, verifying with respect to such Facility that:
         (i) All certificates of need, licenses, permits, franchises, approvals and provider agreements to (a) lawfully operate all beds contained in the Facility as they are currently being operated; (b) provide the services offered at the Facility; and (c) receive payment under the Medicare and respective State Medicaid programs and for the continued operation of the Facility as it is currently being operated ("Government Authorizations") have been obtained and are and will continue to be in full force and effect at Closing;
         (ii) There are no outstanding violations of any law, code, rule, regulation, writ, injunction, decree, certificate, agreement, condition for participation or standard (or their separate and respective terms and conditions) affecting the Seller's Assets or the current operations thereof, or, if any such violations exist, that there is a detailed explanation of each such violation, together with a Plan of Correction approved by the body alleging such violation, which Plan of Correction shall be subject to the applicable Seller's reasonable




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         satisfaction and approval, such verification to be provided by delivering to the applicable Seller copies of the most recent licensure survey and Plan of Correction.
         (iii) That the current zoning of the Real Property allows for use of the Facility as currently operated, which evidence may include a zoning endorsement to the Title Policy for such Facility; and
         (iv) That with respect to such Facility, all utilities enter the Real Property from public rights-of-way or from uninterrupted private utility company easements.
         Section 3.18. Environmental. Environmental Assessments, prepared by environmental consultants acceptable to Purchasers, must be received by Purchasers stating, with respect to all of the Real Property, that there is no Contamination and that all of the Real Property is in strict compliance with Environmental Laws or Purchasers and Lessees have agreed upon such corrective action as will be taken after Closing with respect to any non-compliance with such environmental laws.
         Section 3.19. Engineer's Reports. Written reports as to the physical condition of all of the Improvements, in form acceptable to Purchasers and prepared by structural engineers satisfactory to Purchasers, must be received by Purchasers or Purchasers and Lessees have agreed upon such corrective action as will be taken after Closing with respect to any structural problems identified in such reports.
         Section 3.20. Assumed Names. Each Seller must have furnished to the Purchaser of its Facility a list of all assumed or fictitious names under which, to such Seller's knowledge, the Facility owned by it has been operated during the twelve (12) months prior to the date on which the parties enter into this Agreement.




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               Section 3.21  Other Leases. The following leases:

               Lease dated February 28, 1997 between Omega and Mediplex Management of Palm Beach County, Inc.(Sun Health of the Palm Beaches)
               Lease dated February 28, 1997 between Omega and Mediplex of Massachusetts, Inc. (Milford Meadows)
               Lease dated February 28, 1997 between Omega and Sunrise Healthcare Corporation (Holly Hills)
               Lease dated March 25, 1997 between Omega and Sunrise
               Healthcare Corporation (Laurelwood)
must be amended by the parties thereto to (a) increase the First Extension Term and Second Extension Term (as defined therein) from ten (10) to fourteen (14) years; (b) Change the definition of the term "Related Leases" to include all of the leases listed above on Exhibit A-1 hereto, and (c) add the following definition: "Transaction Documents: As defined in the Purchase Agreement." In addition, the Laurelwood lease must be amended to change the Expiration Date to February 28, 2011.
                                   ARTICLE IV
                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                               SELLERS AND LESSEES
         To induce Purchasers to enter into this Agreement and the other
Transaction Documents, to purchase the Seller's Assets from Sellers and to lease the Seller's Assets as provided herein, each Seller represents, warrants and covenants to Omega as of the date hereof, and as of the Closing Date, as follows with respect to itself and to the Facility or Facilities owned by it and being conveyed to a Purchaser in accordance with the terms hereof:

         Section 4.1. Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State set opposite its name on the signature page of this



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Agreement, and properly qualified to do business and in good standing in the
State in which the Facility or Facilities it owns is or are located.
         Section 4.2. Financial Statements. To Seller's knowledge, no material adverse change has occurred in the operation, physical condition, licensing, or financial results of the Facility or Facilities owned by it following any statements or reports delivered to Purchasers pertaining thereto. The Financial Statements for the Seller and Facility are true and correct copies of the Facility Financial Statements furnished to Purchasers by Seller. The Financial Statements prepared by Seller and its Affiliates:

         (a) are in all material respects prepared in accordance with the books and records of the applicable entities and any consolidated subsidiaries;
         (b) are in all material respects true and complete statements of the financial conditions and results of operations of the applicable entities and any consolidated subsidiaries as, at and for the periods therein specified, all prepared in accordance with GAAP applied on a basis consistent with the financial statements of prior years;
         (c) contain and reflect all material adjustments so as to present a fair and accurate statement of the results of operations and financial conditions for the periods covered by said Financial Statements on the basis of the applicable methods of accounting; and (d) contain and reflect reserves, if any, for contingent and known liabilities and for all reasonably anticipated losses and costs in excess of the expected receipts.
         Section 4.3. Facility. The Facility or Facilities owned or leased by the Seller is or are (or shall be as of the Closing) duly licensed. Except as disclosed on Exhibit "K" attached hereto and made a part hereof, each such Facility is fully-equipped with all necessary equipment, properly




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licensed, and in compliance with all applicable laws, ordinances, rules and regulations, operating as a Medicare and Medicaid provider under a valid Provider Agreement therefor.
         Section 4.4. Improvements. To Seller's knowledge and except as disclosed in the Survey, the Environmental Assessment and the reports described in Section 3.19:
         (a) The buildings and improvements on the Real Property owned by the Seller have been constructed in substantial compliance with the requirements of all material laws, ordinances, rules, regulations and restrictions of record applicable thereto, except as disclosed on Exhibit "L" attached hereto, and except as disclosed to the Title Company all bills for labor and materials in connection with the construction thereof have been paid in full or provided for;
         (b) All public utilities, including, but not limited to, water, sewer, gas and electricity, to the extent necessary for the operation of the Facility or Facilities owned by the Seller, have been connected to the Facility or Facilities and are adequate for the intended use of the Facility or Facilities;
         (c) Means of ingress and egress, streets, parking and drainage facilities are available to service the Facility or Facilities owned by the Seller and will be adequate for the continuation of the current use of such Facility or Facilities;
         (d) All permits, licenses, conditional use permits and other certificates (including, if issued in the applicable jurisdiction, permanent, unconditional certificates of occupancy) and certificates of need or any other governmental approvals or authorizations, which are necessary to permit the use of the Facility or Facilities owned by the Seller in accordance with the provisions of this Agreement and the other Transaction Documents and the Facility Lease or Leases, have been obtained and are in full force and effect, and Seller has not received any notice of any default under any such permits and licenses, other than deficiencies, if any, cited in the most recent State surveys of the Facility or Facilities, complete and correct copies of which have been provided to Purchasers, as to each of which deficiencies a Plan of Correction approved by the applicable Purchaser has been submitted and accepted by the State. There are no unresolved citations which have been issued to Seller by any local public health, Medicare or Medicaid agencies (except for any citations that may have been issued in the ordinary course and are being duly appealed and would not have a material adverse effect on the Purchaser if such appeal were determined in a manner adverse to the Seller or Lessee thereof), and except as disclosed to Purchasers there are no temporary or permanent waivers which have been issued to Seller as to any condition or fact respecting the Facility or Facilities under the laws or regulations of the foregoing;
         (e) Except as disclosed on Exhibit "M" attached hereto, under applicable zoning and use laws, ordinances, rules and regulations, the current use of the Facility owned by the Seller may be continued;
         (f) No event has occurred and no condition exists which would ripen into an Event of Default under a Facility Lease with respect to the Facility or Facilities owned by the Seller either with or without notice or lapse of time, or both.
         Section 4.5. No Proceedings. No actions, suits, claims or proceedings have been instituted or threatened against or affecting Seller at law or in equity or before any federal, state or municipal governmental department or agency or instrumentality thereof, which action, suit, claim or proceeding, if decided adversely to Seller, would have a material adverse affect on the operation of its business or its financial condition. All litigation pending against Seller with respect to the Facility is described in detail in Exhibit "N".

         Section 4.6. Personal Property. As of the Closing Date, upon delivery of the Bill of Sale, the Purchaser thereof will be the owner of the Personal Property free and clear of all liens, encumbrances, pledges or leases, other than the Permitted Exceptions.
         Section 4.7. No Defects. Except as disclosed in the engineer's report under Section 3.19 and in the Environmental Assessment, Seller has no knowledge of any latent or patent material defect or deficiency with regard to the structures, roofs, soils, furniture, fixtures, or equipment of the Facility or Facilities owned by it which would materially impair the continuation of the current use of such Facility or Facilities or the value of such Facility or Facilities, and the same are in good working order and condition. Except as disclosed in the engineer's report under Section 3.19 and in the Environmental Assessment, Seller has no knowledge of any latent or patent material defect or deficiency with regard to the plumbing, electrical, mechanical or other systems of the Facility or Facilities owned by it which would materially impair the continuation of the current use of such Facility or the value of such Facility, and (except as shown on Exhibit "O") the same are in good working order. Each Seller shall inform the Purchaser of its Facility or Facilities of any latent or patent defect in the structures, roofs, soils, furniture, fixtures or equipment, or the plumbing, electrical, mechanical or other systems, of such Facility or Facilities which comes to such Seller's attention between the execution of this Agreement and the Closing Date.
         Section 4.9. No Encroachments. To Seller's knowledge, there exist no encroachments onto the Real Property owned by it or by the Real Property owned by it onto any adjoining property, other than as reflected in the Survey with respect to such Real Property and approved by the Purchaser thereof.

         Section 4.10. No Condemnation. Seller knows of no pending, contemplated or threatened condemnation of the Real Property or Related Rights owned by it or any part thereof.
         Section 4.11. Insurance. Each Lessee shall have as of the Closing Date policies of insurance which satisfy the requirements of its Lease; and there have been no gaps or lapses in the insurance coverage at any time during ownership by Seller of the Facility or Facilities owned by it.
         Section 4.12. Taxes. To the best of Seller's knowledge, all taxes, including, but not limited to, employee withholding taxes and individual taxes, for all periods prior to the Closing with respect to its Seller's Assets have been paid or the Purchaser thereof has been given satisfactory evidence that reasonable reserves for their payment have been established.
         Section 4.13. No Defaults. The transactions contemplated by this Agreement and the Transaction Documents will not constitute or result in any default or event that, with a notice or lapse of time, or both, would be a default, breach or violation of any lease, mortgage, deed of trust, covenant or other agreement, instrument or arrangement by which the Seller's Assets will be bound as of the Closing Date. No consent or joinder by any governmental agency or any other person is required for the execution of this Agreement and the other Transaction Documents by Seller, for the performance of Seller's obligations as herein contemplated, except as set forth in Exhibit "P".
         Section 4.14. No Assessments. To the best of Seller's knowledge, no assessments for public improvements have been made or threatened against the Facility or Facilities owned by it which are not of record and which remain unpaid, including, without limitation, those for extension and/or continuation of sewer and water lines and mains, retaining walls, streets, sidewalks and curbs.

         Section 4.15. Non-Foreign Persons. Seller is not a "foreign person" as that term is defined in Section 1445 of the United States Internal Revenue Code of 1986, as amended.
         Section 4.16. No Release of Discharge. To Seller's knowledge, and except as disclosed in the Environmental Assessment, the land on which the Facility or Facilities owned by it is located has not been used as a landfill, and there is no Contamination.
         Section 4.17. No Hazardous Substances. Except as disclosed in the Environmental Assessment and approved by the Purchaser thereof, none of the following is used, generated, transported, treated, constructed, deposited, stored, disposed, placed or located in, on or under the Real Property owned by Seller in violation of an Environmental Law or in a condition or quantity that would give rise to any affirmative cleanup or other remedial obligation under an Environmental Law:
         (a) asbestos;
         (b) ureaformaldehyde foam insulation;
         (c) transformers or other equipment which contain dialectic fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; or
         (d) any other chemical, material, substance or other matter of any kind whatsoever.
         Section 4.18. Information is Accurate. All written information heretofore or hereafter given prior to Closing by Seller to the Purchasers concerning Seller and the Facility or Facilities owned by it is true and complete in all material respects.
         Section 4.19. Representations are True. No warranty or representation by Seller set forth herein, or in any certificate or other document furnished to a Purchaser by Seller, contains any untrue statement of material fact or omits to state a material fact necessary to make the warranty or representation not misleading in light of the circumstances under which it was made.
         Section 4.20. No Commissions. Sellers and Purchasers represent and warrant to each other that no real estate commission, finder's fee or the like is due and owing to any person other than Omega in connection with this Agreement. Sellers jointly and severally agree to save, indemnify and hold Purchasers harmless from and against any and all claims, liabilities or obligations for brokerage, finder's fees or the like in connection with this Agreement or the transactions contemplated hereby, asserted by any person on the basis of any statement or act alleged to have been made or taken by any Seller. Purchasers jointly and severally agree to save, indemnify and hold the Sellers harmless from and against any and all claims, liabilities or obligations for brokerage, finder's fees or the like in connection with this Agreement or the transactions contemplated hereby, asserted by any person on the basis of any statement or act alleged to have been made or taken by Purchasers.
         Section 4.21. Survival. In addition to the foregoing representations, warranties and covenants, it shall be a condition to Purchasers' obligations hereunder that each Seller and Lessee shall represent and warrant as of the Closing Date that to its knowledge each of the conditions to the obligations of the Purchasers under this Agreement and the other Transaction Documents for which it is responsible under the terms hereof which have not been waived by Purchasers has been fulfilled as of the Closing Date. The representations, warranties and covenants contained in or to be made pursuant to this Agreement and the other Transaction Documents shall be deemed to be continuing and shall survive the Closing. If Omega discovers after the Closing any material violation of any of the foregoing representations, warranties or covenants, such violation shall be a default hereunder and an Event of Default under and as defined in the Facility Lease.
                                    ARTICLE V
                                  MISCELLANEOUS

         Section 5.1. Indemnity. Sellers agree, with counsel selected by Omega and reasonably acceptable to Sellers, to defend Purchasers and their members against, and to indemnify, protect and hold Purchasers and their members harmless from and against, any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies (including but not limited to interest, penalties, attorneys' fees, costs and expenses) which Purchasers or their members may suffer as a result of the untruth of any of the representations and breach of the warranties of any Seller herein or given pursuant hereto, or which Purchasers or their members may suffer as a result of any default by any Seller in the performance of any of its commitments, covenants or conditions under this Agreement and the other Transaction Documents, or with respect to the ownership and operation of the Seller's Assets prior to the Closing Date, or (notwithstanding the inclusion thereof in the list of Permitted Encumbrances onExhibit D) with respect to the Deed of Trust dated November 8, 1993 from Braswell Enterprises, Inc., as Trustor, for the benefit of
C. Allen Braswell, Braswell Management, Inc., Dorothy Braswell and Cecil Mays, as Beneficiary, which encumbers the Facilities known as: Laurel Park, St. Theresa Rehabilitation Center, Sierra Vista, Olive Vista, Vista Knoll and Claremont. The rights of the Purchasers and their members expressed in this Agreement are without prejudice to any other remedies at law or in equity which they may have. Purchasers and Omega agree, with counsel selected by Sellers and Lessees and reasonably acceptable to Omega and Purchasers, to defend Sellers and Lessees against, and to indemnify, protect and hold Sellers and

Lessees harmless from and against, any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies (including but not limited to interest, penalties, attorneys' fees, costs and expenses) which Sellers or Lessees may suffer as a result of any default by either Purchaser or Omega in the performance of any of its commitments, covenants or conditions under this Agreement and the other Transaction Documents. The rights of the Sellers and Lessees expressed in this Agreement are without prejudice to any other remedies at law or in equity which they may have.

         Section 5.2. Defense. Upon receiving notice of a claim which is the subject of the indemnity provisions of Section 5.1, Sellers shall jointly defend and contest the claim at their own cost and expense.
         Section 5.3. Risk of Loss. Each Seller shall bear the risk of loss or damage to any of the Seller's Assets owned by it from fire or other casualty until the Closing Date. In the event of any damage to or destruction of all or any part of any of the Seller's Assets by fire or other casualty, whether or not insured, or the taking of all or any part of the Seller's Assets by power of eminent domain or deed in lieu thereof, prior to the Closing Date, the Purchaser thereof may, at its option:
                  (a) terminate this Agreement and all of its obligations hereunder with respect to the Facility or Facilities that was damaged or destroyed, in which event the Purchase Price shall be reduced by the portion thereof allocated to the Facility or Facilities as to which this Agreement is terminated; or
                  (b) elect to proceed with the purchase of the damaged or destroyed Facility or Facilities, in which event the applicable Seller shall deliver possession of such Facility or Facilities to

Omega at the close of the escrow together with: (i) all insurance proceeds received by such Seller(s) in connection with the damage or destruction; and
(ii) an assignment of all rights and claims of such Seller(s) under any applicable insurance policies.
                  If the applicable Purchaser or Purchasers elect to proceed with the purchase of the Facility or Facilities, such election shall be conditioned upon the agreement of the applicable Seller(s) thereof to fully cooperate with and assist such Purchaser or Purchasers in adjusting any loss and perfecting and pursuing any claims under any applicable insurance policy or policies.
         Section 5.4. Statements. All statements contained in any certificate or other instrument delivered by or on behalf of a Seller or Lessee pursuant to this Agreement and the other Transaction Documents, or in connection with the transaction contemplated hereby, shall be deemed representations and warranties by such Seller or Lessee with respect to any matters of fact set forth therein.
         Section 5.5. Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged or actual dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, and in any post judgment proceedings or appeals, in addition to any other relief to which it may be entitled.
         Section 5.6. No Assignment. Neither this Agreement nor the rights, duties or obligations arising hereunder shall be assignable or delegable by any Seller or Lessee without the express prior written consent of Purchasers. All the terms and provisions of this Agreement and the other

Transaction Documents shall be binding upon and inure to the benefit of and be enforceable by Purchasers and each and every Seller and their respective permitted successors and assigns.
         Section 5.7. No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies on any persons other than Purchasers, their members, Sellers, Lessees and their respective permitted successors and assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third persons any right of subrogation or action over or against any party to this Agreement.
         Section 5.8. Public Announcements. Any public announcement concerning this Agreement before the Closing Date or any of the terms hereof may be made only with the prior written approval of Purchasers and Sellers.
         Section 5.9. Exhibits. All exhibits, schedules, and documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein.
         Section 5.10. Further Assurances. Sellers shall give further assurances and execute further documents as are necessary or desirable to effectuate the purpose of this Agreement and the other Transaction Documents.
         Section 5.11. Notices. Except as required by law for the posting of notices, all notices, requests, demands and other communications hereunder must be in writing and shall be personally served or mailed (by registered or certified mail, return receipt requested and postage prepaid), or delivered by a national overnight delivery service such as Federal Express or D.H.L., or by facsimile transmission addressed to the respective parties, as follows:
                  (a)      if to any Seller or Lessee:

                  c/o Sunrise Healthcare Corporation
                  101 Sun Lane N. E.
                  Albuquerque, New Mexico 87109
                  ATTN: Mr. Warren McInteer
                  Telephone No.: (505) 821-3355
                  Fax No.: (505) 822-0747

                  with a copy to:

                  The Nathanson Group
                  1411 Fourth Avenue, Suite 905
                  Seattle, Washington 98101
                  ATTN: Randi S. Nathanson, Esq.
                  Telephone No.: (206) 623-6239
                  Fax No.: (206) 623-1738

                  (b)      if to Omega:

                  Omega Healthcare Investors, Inc.
                  905 W. Eisenhower Circle, Suite 1 10
                  Ann Arbor, Michigan 48103
                  ATTN: Essel W. Bailey, Jr.
                  Telephone No.: (313) 747-9790
                  Fax No.: (313) 996-0020

                  with a copy to:

                  Dykema Gossett PLLC
                  1577 North Woodward Ave.
                  Bloomfield, Michigan 48304-2820
                  ATTN:  Fred J. Fechheimer, Esq.
                  Telephone No.: (248) 540-0743
                  Fax No.: (248) 540-0763

         In the event of service by mail, service shall be deemed to be complete on the day of actual delivery as shown by the addressee's certified mail receipt or at the expiration of five (5) days after such mailing, whichever is earlier in time. In the event of service by personal delivery, overnight delivery or facsimile transmission, service shall be deemed to be complete on the day of the confirmed receipt or refusal of the receipt thereof.
         Section 5.12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, EXCEPT THAT AS TO EACH FACILITY THE LAWS OF THE STATE SHALL GOVERN THIS AGREEMENT TO THE EXTENT NECESSARY (I) TO OBTAIN THE BENEFIT OF THE RIGHTS AND REMEDIES SET FORTH HEREIN WITH RESPECT TO THE FACILITY AND (II) FOR PROCEDURAL REQUIREMENTS WHICH MUST BE GOVERNED BY THE LAWS OF THE STATE.
         Section 5.13. Counterparts. This Agreement and the other Transaction Documents may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
         Section 5.14. Captions. The captions of sections and subsections of this Agreement have been inserted solely for convenience and reference, and shall not control or affect the meaning or construction of any of the provisions of this Agreement.
         Section 5.15. Entire Agreement. This Agreement, the other Transaction Documents and the exhibits hereto and thereto constitute the entire agreement between Purchasers and Sellers pertaining to the subject matter contained in them, and supersede all prior agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement will be binding unless expressed as such and executed in writing by each Purchaser and Seller. No waiver of any of the provisions of this Agreement will be deemed or constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless expressed as such in a document executed by the party granting the waiver.

                      SIGNATURE PAGES TO PURCHASE AGREEMENT
                             AND AGREEMENT OF LEASE

         IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

                                      DELTA INVESTORS I, LLC, a Maryland
                                      limited liability company

                                      By:     Omega Healthcare Investors, Inc.,
                                              a Maryland corporation


                                      By:      ______________________________
                                               F. Scott Kellman, Executive
                                               Vice President

                                      DELTA INVESTORS II, LLC, a Maryland
                                      limited liability company

                                      By:      Omega Healthcare Investors, Inc.,
                                               a Maryland corporation


                                      By:      ______________________________
                                               F. Scott Kellman, Executive
                                               Vice President

                                      SELLERS:

                                      Beckley Health Care Corp., a West Virginia
                                         corporation
                                      Braswell Enterprises, Inc., a California
                                         corporation
                                      Care Enterprises, Inc., a Delaware
                                         corporation
                                      Care Enterprises West, a Utah corporation
                                      Putnam Health Care Corp., a West Virginia
                                         corporation
                                      Regency Health Services, Inc., a Delaware
                                         corporation
                                      Regency - North Carolina, Inc., a North
                                         Carolina corporation
                                      Regency Rehab Properties, Inc., a
                                         California corporation
                                      Salem Health Care Corp., a West Virginia
                                         corporation

                                   LESSEES:

                                   Care Enterprises West, a Utah corporation
                                   Circleville Health Care Corp., an Ohio
                                     corporation
                                   Coalinga Rehabilitation Center, a
                                     California corporation
                                   Dunbar Health Care Corp., a West Virginia
                                                                 corporation
                                   Fullerton Rehabilitation Center, a
                                      California corporation
                                   Marion Health Care Corp., an Ohio
                                      corporation
                                   Meadowbrook Rehabilitation Center, a
                                      California corporation
                                   Newport Beach Rehabilitation Center, a
                                      California corporation
                                   Regency Rehab Hospitals, Inc., a
                                      California corporation
                                   San Bernardino Rehabilitation Hospital,
                                      Inc., a California corporation
                                   Shandin Hills Rehabilitation Center,
                                      a California corporation
                                   Vista Knoll Rehabilitation Center,
                                      Inc., a California corporation


                                   By:__________________________________________
                                      David A. Grant, Vice President

                                   MEGA HEALTHCARE INVESTORS, INC., a
                                   Maryland corporation (solely for the purpose of guaranteeing the obligations of the Purchasers hereunder pursuant to Recital C)



                                   By:__________________________________________
                                      F. Scott Kellman, Executive Vice President

                                   SUN HEALTHCARE GROUP, INC., a Delaware
                                   corporation (solely for the purpose of
                                   delivering the guaranty pursuant to
                                   Paragraph 2.12)


                                    By:_________________________________________
                                       Warren McInteer, Vice President

                                    EXHIBITS
                                    --------


A-1   Seller's Assets to be Purchased by Delta I (including legal descriptions)
A-2   Seller's Assets to be Purchased by Delta II (including legal descriptions)
B.    Escrow Instructions
C-1   Facility Lease Form for Continental Rehab Hospital of San Diego
C-2   Facility Lease Form for St. Theresa
C-3   Facility Lease Form for All Other Facilities to be purchased by Delta I
C-4   Facility Lease Form for All Other Facilities to be purchased by Delta II
D.    Permitted Encumbrances
E.    Permitted Exceptions
F.    Standard Terms and Conditions
G.    Purchase Price Schedule
H.    Bill of Sale
I.    Violations of Laws, Rules, Regulations and Ordinances (if any)
J.    Form of Opinion of Legal Counsel for Seller
K.    Schedule of License or Permit Irregularities (if any)
L.    Schedule of Construction Regulatory Exceptions
M.    Zoning
N.    Schedule of Facility Litigation (if any)
O.    Schedule of Construction Deficiencies (if any)
P.    Required Consents and Joinders